UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2024

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2024, Sichuan Senmiao Zecheng Business Consulting Co., Ltd. (the “Transferor”), a wholly-owned subsidiary of Senmiao Technology Limited (the “Company”), entered into a certain Acquisition Agreement with Debt Assumption Takeover (the “Acquisition Agreement”) with Jiangsu Yuelaiyuexing Technology Co., Ltd. (the “Purchaser”), and other parties thereto, in connection with the acquisition (the “Acquisition”) by the Purchaser of 100% of the Transferor’s equity interest in Hunan Xixingtianxia Technology Co., Ltd. (the “Target”), a wholly-owned subsidiary of the Transferor.

Pursuant to the Acquisition Agreement, the Transferor will pay off substantially all of the Target’s outstanding obligations with respect to employee compensation before October 15, 2024; while the Purchaser will assume (the “Debt Assumption”) all external third party debts and obligations of the Target (where the creditors are not the Company and/or its consolidated subsidiaries) upon the closing (the “Closing”) in consideration for its Acquisition of the Target. Specifically, as part of the Debt Assumption, the Purchaser has agreed to transfer a certain amount of cash to the Target prior to the Closing to repay the Target’s bank loans. The Debt Assumption is subject to customary provisions, including regarding third-party guarantors of the Target’s obligations. The Acquisition does not involve a cash consideration in addition to the Debt Assumption. Closing is subject to customary conditions. Upon Closing, the Purchaser will receive 100% equity interest in the Target. The Acquisition Agreement also includes certain post-Closing obligations for the Transferor and the Purchaser, regarding the Target’s operations and obligations. The Acquisition is expected to close in September 2024. Despite of the foregoing, there is no assurance that the Closing will occur which could be a result of various factors including but not limited to the circumstance under which the Acquisition Party fails to make payments as per the closing conditions set forth above.

The foregoing description of the Acquisition Agreement is qualified in its entirety by reference to the full and complete terms of the Acquisition Agreement, which is included as Exhibit 10.1 to the Quarterly Report on Form 10-Q that was filed on August 14, 2024 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENMIAO TECHNOLOGY LIMITED

Date: August 14, 2024	By:	/s/ Xiaoyuan Zhang
	Name:	Xiaoyuan Zhang
	Title:	Chief Financial Officer

2